CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A of The Caldwell & Orkin Funds, Inc., as filed with the Securities and Exchange Commission on or about August 28, 2019.

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ Jeffrey T. Skinner
Jeffrey T. Skinner, a Partner